Exhibit 99.1

Fluent Announces First Quarter 2026 Financial Results; Commerce Media Solutions Annual Revenue Run Rate Exceeds $110 Million

•	Q1 2026 revenue of $44.9 million
•	Q1 2026 Commerce Media Solutions revenue grew 104% to $25.9 million, representing 58% of consolidated revenue from $12.7 million or 23% of consolidated revenue in Q1 2025
•	Commerce Media Solutions annual revenue run rate now exceeds $110 million, with gross margin of 19%
•	Expects full year double-digit revenue growth on aggregate continuing business and adjusted EBITDA improvement for 2026

New York, NY – May 13, 2026 – Fluent, Inc. (NASDAQ: FLNT), a commerce media solutions provider, today reported unaudited financial results for the first quarter ended March 31, 2026.

Don Patrick, Chief Executive Officer of Fluent, commented, “Commerce Media Solutions continued its strong momentum in the first quarter, reaching $25.9 million in revenue — a 104% increase year over year — and representing 58% of total consolidated revenue, compared to 23% in the first quarter of 2025. This marks the second consecutive quarter in which Commerce Media Solutions has exceeded half of our consolidated revenue, underscoring the rapid evolution of our business mix.  Total revenue declined 19% year over year, primarily reflecting the loss of revenue from the Call Solutions conveyance in January 2026. Revenue from our aggregate continuing business declined approximately 3% year over year, as Commerce Media Solutions growth largely offset the expected contraction of our owned and operated business.

"The sale of Call Solutions earlier this year allows us to focus resources on the Commerce Media Solutions opportunity," Mr. Patrick continued. "In January, we launched with Wyndham Hotels & Resorts, extending our platform into travel and hospitality. In March, we added Squire, an appointment-based platform — reflecting the applicability of our model across transaction-rich environments beyond traditional retail. Our pipeline reflects growing demand across these verticals.

"With the visibility we have today, we believe we are well positioned to deliver full-year double-digit consolidated growth on revenue from aggregate continuing businesses and full-year adjusted EBITDA improvement," Mr. Patrick concluded.

First Quarter Financial Highlights

•

Revenue of $44.9 million, a decrease of 19%, compared to $55.2 million in Q1 2025

• Owned and Operated revenue decreased 50% to $15.7 million compared to $31.1 million in Q1 2025, as the Company continued its shift in focus and revenue mix to Commerce Media Solutions

• Commerce Media Solutions revenue increased 104% to $25.9 million, compared to $12.7 million in Q1 2025

•	Net loss of $5.4 million, or $0.17 per share, compared to a net loss of $8.3 million, or $0.39 per share, for Q1 2025
•

Gross profit (exclusive of depreciation and amortization) of $10.0 million, a decrease of 12% compared to Q1 2025 and representing 22% of revenue. Commerce Media Solutions reported gross profit (exclusive of depreciation and amortization) of $5.0 million, an increase of 78% over Q1 2025 and representing 19% of revenue for Q1 2026

•

Media margin of $14.0 million, an increase of 2% compared to Q1 2025 and representing 31% of revenue. Commerce Media Solutions reported media margin of $7.7 million, an increase of 149% over Q1 2025 and representing 30% of revenue for Q1 2026

•	Adjusted EBITDA loss of $3.6 million, compared to $3.1 million for Q1 2025, and representing 8% of revenue
•	Adjusted net loss of $5.9 million, or $0.19 per share, compared to $6.7 million, or $0.31 per share, for Q1 2025

Media margin, adjusted EBITDA, and adjusted net loss are non-GAAP financial measures, as defined and reconciled below.

Business Outlook & Goals

•	Continue to scale and grow Commerce Media Solutions as a percentage of total consolidated revenue; return Commerce Media Solutions gross margins to the mid-twenties.
•	Enhance Fluent’s Commerce Media Solutions partnership network by adding top-tier media partners and expanding beyond traditional retail channels and into new verticals including appointment-based platforms, travel, lifestyle, and home services.
•	Drive consolidated revenue growth and improved profitability. Given current visibility, the Company expects full-year double-digit consolidated growth in revenue on aggregate continuing businesses and improved full-year adjusted EBITDA improvement in 2026.

Conference Call

Fluent, Inc. will host a conference call on Wednesday, May 13, 2026, at 4:30 PM ET to discuss its 2026 first quarter financial results. The conference call can be accessed by phone after registering online at https://register-conf.media-server.com/register/BI10ac999bd5f64f20bcc6c9c2d30110f2. The call will also be webcast simultaneously on the Fluent website at https://investors.fluentco.com/. Following the completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please connect via https://edge.media-server.com/mmc/p/fiocttbz/. The replay will be available for one year, via the Fluent website https://investors.fluentco.com.

About Fluent, Inc.

Fluent, Inc. (NASDAQ: FLNT) is a commerce media solutions provider connecting top-tier brands with highly engaged consumers. Leveraging exclusive ad inventory, robust first-party data, and proprietary machine learning, Fluent unlocks additional revenue streams for partners and empowers advertisers to acquire their most valuable customers at scale. Founded in 2010, Fluent uses its deep expertise in performance marketing to drive monetization and increase engagement at key touchpoints across the customer journey. For more insights visit http://www.fluentco.com/.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:

•	Our reliance on an uncommitted financing agreement raises substantial doubt about our ability to continue as a going concern;
•	Ability to operate in a competitive, rapidly changing and highly regulated industry, which makes it difficult to evaluate our business and prospects;
•	Dependence on the gaming industry;
•	Unfavorable publicity and negative public perception about the digital marketing industry or us;
•	A sudden reduction in online marketing spend by our clients, a loss of clients or lower advertising yields;
•	Credit risk from certain clients;
•	Our Commerce Media Solutions business is relatively new and operates in a market with established competitors, which may impact our ability to scale effectively;
•	Our need to continue investing in technology for our Commerce Media Solutions business;
•	Our competitive disadvantage due to our more selective approach to traffic sources;
•	A decline in the supply of media available to us through third parties or an increase in the price of such media;
•	Potential loss of competitiveness from slow mobile adoption and CRM dependence;
•	Challenges scaling infrastructure and products to support growth while maintaining profitability;
•	Global economic or political instability, including the potential impact of tariffs, inflation, interest rates, military conflicts and other geopolitical developments, including the ongoing military conflicts in the Middle East;
•	Challenges managing the complexity of our international operations and workforce;
•	Strategic alternatives that could complicate operations or divert management's attention;
•	Dependence on our key personnel and ability to attract or retain employees;
•	Dependence upon third-party service providers and potential liability related to their actions or platform malfunctions;
•	Compliance with a significant number of governmental laws and regulations, including those regarding telemarketing, email marketing, text messaging, privacy, and data protection;
•	The outcome of litigation, inquiries, investigations, examinations, or other legal proceedings in which we are or may become involved, or in which our clients or competitors are involved;
•	Potential sales and use taxes and other taxes on our business;
•	Our actual or perceived failure to safeguard any personal information or user privacy;
•	Failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights;
•	Potential liability or expenses for legal claims based on the nature and content of the materials we create or distribute, including those provided by third parties, as a creator and a distributor of digital media content;
•	Our potential access to additional capital in the future may be limited or unavailable on acceptable terms;
•	Our ability to maintain our listing on The Nasdaq Capital Market;
•	The volatility of our stock price and impact on our investors;
•	Potential dilutive effect of any future issuances of shares of our common stock;
•	Lack of cash dividends for the foreseeable future; and
•	Status of a smaller reporting company and non-accelerated filer, which involves certain reduced governance and disclosure requirements.

These and additional factors to be considered are set forth under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations, except as required by law.

FLUENT, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	March 31, 2026	December 31, 2025
ASSETS:
Cash and cash equivalents	$10,299	$12,935
Accounts receivable, net of allowance for credit losses of $158 and $163, respectively	31,765	46,735
Prepaid expenses and other current assets	7,367	7,799
Total current assets	49,431	67,469
Non-current restricted cash	710	710
Property and equipment, net	128	104
Operating lease right-of-use assets	2,676	2,859
Intangible assets, net	16,704	17,276
Other non-current assets	2,622	715
Total assets	$72,271	$89,133
LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$7,483	$7,200
Accrued expenses and other current liabilities	20,024	25,163
Deferred revenue	143	721
Short-term debt, net	23,456	30,846
Current portion of operating lease liability	1,104	1,104
Total current liabilities	52,210	65,034
Convertible Notes, at fair value with related parties	4,571	3,734
Operating lease liability, net	1,784	1,985
Other non-current liabilities	420	168
Total liabilities	58,985	70,921
Contingencies
Shareholders' equity:
Preferred stock — $0.0001 par value, 10,000,000 Shares authorized; Shares outstanding — 0 shares for both periods	—	—
Common stock — $0.0005 par value, 200,000,000 Shares authorized; Shares issued — 30,584,307 and 30,404,779, respectively; and Shares outstanding — 29,815,712 and 29,636,184, respectively	54	53
Treasury stock, at cost — 768,595 and 768,595 Shares, respectively	(11,407)	(11,407)
Additional paid-in capital	467,955	467,528
Accumulated deficit	(443,316)	(437,962)
Total shareholders' equity	13,286	18,212
Total liabilities and shareholders' equity	$72,271	$89,133

FLUENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$44,852	$55,210
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	34,813	43,775
Sales and marketing	3,724	4,070
Product development	2,821	3,398
General and administrative	5,708	8,582
Depreciation and amortization	1,681	2,461
Loss on disposal of assets	14	—
Total costs and expenses	48,761	62,286
Loss from operations	(3,909)	(7,076)
Interest expense, net	(605)	(880)
Fair value adjustment of Convertible Notes with related parties	(837)	(80)
Loss before income taxes	(5,351)	(8,036)
Income tax expense	(3)	(233)
Net loss	$(5,354)	$(8,269)

Basic and diluted loss per share:
Basic	$(0.17)	$(0.39)
Diluted	$(0.17)	$(0.39)

Weighted average number of shares outstanding:
Basic	31,332,710	21,211,439
Diluted	31,332,710	21,211,439

FLUENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,354)	$(8,269)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,681	2,461
Non-cash loan amortization expense	79	176
Non-cash gain on divestiture	(2,352)	—
Share-based compensation expense	954	335
Fair value adjustment of Convertible Notes with related parties	837	80
Loss on disposal of asset	14	—
Allowance for credit losses	(5)	(4)
Changes in assets and liabilities, net of business acquisitions:
Accounts receivable	14,975	9,517
Prepaid expenses and other current assets	123	603
Other non-current assets	131	106
Operating lease assets and liabilities, net	(18)	(83)
Accounts payable	283	(263)
Accrued expenses and other current liabilities	(5,658)	(2,331)
Deferred revenue	(578)	(215)
Other	—	(1)
Net cash provided by operating activities	5,112	2,112
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized costs included in intangible assets	(1,493)	(1,570)
Proceeds from note receivable	69	—
Acquisition of property and equipment	(57)	—
Net cash used in investing activities	(1,481)	(1,570)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of short and long-term debt	62,757	21,841
Repayments of short and long-term debt	(69,024)	(31,869)
Debt financing costs	—	(125)
Proceeds from issuance of common stock and warrants	—	5,000
Net cash used in financing activities	(6,267)	(5,153)
Net decrease in cash, cash equivalents, and restricted cash	(2,636)	(4,611)
Cash, cash equivalents, and restricted cash at beginning of period	13,645	10,694
Cash, cash equivalents, and restricted cash at end of period	$11,009	$6,083

Definitions, Reconciliations and Uses of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Media margin is defined as that portion of gross profit (exclusive of depreciation and amortization) reflecting variable costs paid for media and related expenses and excluding non-media cost of revenue and one-time items. Gross profit (exclusive of depreciation and amortization) represents revenue minus cost of revenue (exclusive of depreciation and amortization). Media margin is also presented for the Commerce Media Solutions business and as percentages of revenue of the consolidated company and of the Commerce Media Solutions business, respectively.

Adjusted EBITDA is defined as net income (loss), excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) share-based compensation expense, (5) loss on early extinguishment of debt, (6) loss on disposal of assets, (7) goodwill impairment, (8) impairment of intangible assets, (9) fair value adjustment of Convertible Notes with related parties, (10) acquisition-related costs, (11) restructuring and other severance costs, (12) certain litigation and other related costs, and (13) other one-time items.

Adjusted net income is defined as net income (loss) excluding (1) share-based compensation expense, (2) loss on early extinguishment of debt, (3) loss on disposal of assets, (4) goodwill impairment, (5) impairment of intangible assets, (6) fair value adjustment of Convertible Notes with related parties, (7) acquisition-related costs, (8) restructuring and other severance costs, (9) certain litigation and other related costs, and (10) other one-time items. Adjusted net income is also presented on a per share (basic and diluted) basis.

We consider items one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules.

Below is a reconciliation of media margin from gross profit (exclusive of depreciation and amortization), which we believe is the most directly comparable U.S. GAAP measure.

	Three Months Ended March 31,
(In thousands, except percentages)	2026	2025
Revenue	$44,852	$55,210
Less: Cost of revenue (exclusive of depreciation and amortization)	34,813	43,775
Gross profit (exclusive of depreciation and amortization)	$10,039	$11,435
Gross profit (exclusive of depreciation and amortization) % of revenue	22%	21%
Non-media cost of revenue(1)	3,961	2,296
Media margin	$14,000	$13,731
Media margin % of revenue	31.2%	24.9%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of media margin from gross profit for Commerce Media Solutions (exclusive of depreciation and amortization) for Commerce Media Solutions, which we believe is the most directly comparable U.S. GAAP measure.

	Three Months Ended March 31,
(In thousands, except percentages)	2026	2025
Revenue	$25,865	$12,660
Less: Cost of revenue (exclusive of depreciation and amortization)	20,858	$9,847
Gross profit (exclusive of depreciation and amortization)	$5,007	$2,813
Gross profit (exclusive of depreciation and amortization) % of revenue	19%	22%
Non-media cost of revenue(1)	2,734	$298
Media margin	$7,741	$3,111
Media margin % of revenue	29.9%	24.6%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of adjusted EBITDA from net loss, which we believe is the most directly comparable U.S. GAAP measure.

	Three Months Ended March 31,
(In thousands)	2026	2025
Net loss	$(5,354)	$(8,269)
Income tax expense	3	233
Interest expense, net	605	880
Depreciation and amortization	1,681	2,461
Share-based compensation expense	954	335
Loss on disposal of assets	14	—
Fair value adjustment of Convertible Notes with related parties	837	80
Acquisition-related costs(1)	(2,352)	(119)
Restructuring and other severance costs	51	1,315
Adjusted EBITDA	$(3,561)	$(3,084)

(1)

Balance includes gain on the conveyance of the membership interest of Winopoly in January 2026 of $2,352. Balance also includes compensation expense related to non-compete agreements and earn-out expense incurred as a result of business combinations, and non-cash loss on asset write-offs. The earn-out expense was $0 and ($119) for the three months ended March 31, 2026 and 2025, respectively. The non-compete agreements expense was $0 and $0 for the three months ended March 31, 2026 and 2025, respectively.

Below is a reconciliation of adjusted net income and the related measure of adjusted net income per share from net income (loss), which we believe is the most directly comparable U.S. GAAP measure.

	Three Months Ended March 31,
(In thousands, except share and per share data)	2026	2025
Net loss	$(5,354)	$(8,269)
Share-based compensation expense	954	335
Loss on disposal of assets	14	—
Fair value adjustment of Convertible Notes with related parties	837	80
Acquisition-related costs(1)	(2,352)	(119)
Restructuring and other severance costs	51	1,315
Adjusted net loss	$(5,850)	$(6,658)
Adjusted net loss per share:
Basic	$(0.19)	$(0.31)
Diluted	$(0.19)	$(0.31)
Weighted average number of shares outstanding:
Basic	31,332,710	21,211,439
Diluted	31,332,710	21,211,439

(1)	Balance includes gain on the conveyance of the membership interest of Winopoly in January 2026 of $2,352. Balance also includes compensation expense related to non-compete agreements and earn-out expense incurred as a result of business combinations, and non-cash loss on asset write-offs. The earn-out expense was $0 and ($119) for the three months ended March 31, 2026 and 2025, respectively. The non-compete agreements expense was $0 and $0 for the three months ended March 31, 2026 and 2025, respectively.

We present media margin, adjusted EBITDA, and adjusted net income as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin, as defined above, is a measure of the efficiency of the Company's operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our consolidated operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under U.S. GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain litigation and other related costs associated with legal matters outside the ordinary course of business.

Adjusted net income (loss), as defined above, and the related measure of adjusted net income (loss) per share exclude certain items that are recognized and recorded under U.S. GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. We believe adjusted net income (loss) affords investors a different view of the overall financial performance of the Company than adjusted EBITDA and the U.S. GAAP measure of net income (loss).

Media margin, adjusted EBITDA, adjusted net income, and adjusted net income per share are non-GAAP financial measures with certain limitations regarding their usefulness. They do not reflect our financial results in accordance with U.S. GAAP, as they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. Accordingly, these metrics are not indicative of our overall results or indicators of past or future financial performance. Further, they are not financial measures of profitability and are neither intended to be used as a proxy for the profitability of our business nor to imply profitability. The way we measure media margin, adjusted EBITDA, and adjusted net income may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Annual Revenue Run Rate

Annual Revenue Run Rate is an operational metric that represents the annualized revenue of the Company’s media partnerships at current monetization levels, as of the end of the reporting period. The Company calculates Annual Revenue Run Rate as follows:

•

Media partners within Commerce Media Solutions with an active contract are assessed and assigned an annual media volume estimate based on the active term of the contract and the monetization rate at the end of the reporting period. The Company considers a media partner contract to be active when the contractual term commences (the "start date") until its right to serve the partner’s commerce traffic ends. Even if the contract with the customer is executed before the start date, the contract will not count toward Annual Revenue Run Rate until the media partner’s right to receive the benefit of the services has commenced.

•

As Annual Revenue Run Rate includes only contracts that are active at the end of the reporting period, it does not reflect assumptions or estimates regarding new business. For contracts expiring within 12 months of the period-end calculation date, Annual Revenue Run Rate does reflect expectations of renewal.

•

The Company’s Commerce Media Solutions platform provides the technology to effectively monetize the partner’s media by placing relevant ads at a contracted moment of consumer engagement. Although from inception to date, improvements in the platform’s AI-powered technology have consistently driven increased rates of monetization, for the purpose of Annual Revenue Run Rate, the Company assumes a consistent monetization level to that as measured on each media partner at the end of the reporting period.

The way the Company measures Annual Revenue Run Rate may not be comparable to similarly titled measures presented by other companies and should not be viewed as a projection of future revenue.

Contact Information:

Investor Relations

Fluent, Inc.

InvestorRelations@fluentco.com